EMPLOYMENT AGREEMENT

          AGREEMENT (the  "Agreement") by and between Amscan  Holdings,  Inc., a
Delaware   corporation   (the   "Company"),   and  Gerald  C.   Rittenberg  (the
"Executive"), dated as of the 19th day of June, 2003.

          WHEREAS, the Executive serves the Company as its Chief Executive Officer pursuant to an Employment Agreement dated as of August 10, 1997 and amended as of June 15, 2001 (the "Prior Employment Agreement"); and

          WHEREAS, the Company and the Executive desire to set forth in this new Employment Agreement the terms and conditions under which the Executive will continue to be employed by the Company;

          NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

          1. Employment Period. (a) Initial Term. The Company shall employ the Executive, and the Executive agrees to, and shall, serve the Company, on the terms and conditions set forth in this Agreement, for the period commencing on January 1, 2003 and ending on December 31, 2004 (the "Initial Term").

          (b) Extension of Initial Term. The Initial Term of this Agreement will be automatically extended after December 31, 2004 for additional successive periods of one year each, each such extension to be effective immediately after the last day of the term then in effect, with the first such extension period beginning on January 1, 2005 (each such additional period, an "Additional Term") (the Initial Term and any Additional Term thereof pursuant to this Section 1(b) being hereinafter referred to as the "Employment Period"), unless either the Company gives the Executive or the Executive gives the Company not less than twelve months written notice prior to the end of the Initial Term or any such Additional Term of such party's intention not to extend the Employment Period.

          2. Position and Duties. (a) During the Employment Period, the Executive shall be Chief Executive Officer of the Company with such duties and responsibilities as are assigned to him by the Board of Directors of the Company (the "Board") consistent with his position as Chief Executive Officer of the Company, including, as the Board may request, without additional compensation, to serve as an officer or director of certain subsidiaries and other affiliated entities of the Company.

          (b) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote his full attention and time during normal business hours to the business and affairs of the Company and shall perform his services primarily at the Company's headquarters, wherever the Board may from time to time designate them to be, but in any case, within a 100-mile radius of Elmsford, New York, and shall use his reasonable best efforts to carry out the responsibilities assigned to the Executive faithfully and efficiently. It shall not be considered a violation of the foregoing for the Executive to (i) serve on civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions or (iii) manage personal investments, so long as such activities do not compete with and are not provided to or for any entity that competes with or intends to compete with the Company or any of its subsidiaries and affiliates and do not interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

          3. Compensation. (a) Base Salary. During the Employment Period, the Executive shall receive from the Company an annual base salary ("Annual Base Salary") of $500,000, payable in regular intervals in accordance with the Company's customary payroll practices in effect during the Employment Period; provided that such Annual Base Salary shall be increased by 5% (from the Annual Base Salary theretofore in effect) at the beginning of each Additional Term and shall be payable in accordance with the preceding sentence.

          (b) Other Compensation. In addition to the Annual Base Salary, the Executive shall be eligible for an annual bonus for each fiscal year of employment hereunder (the "Bonus"). Any Bonus shall be paid no later than the 75th day following the end of the fiscal year to which such Bonus corresponds. The exact amount of the Bonus, if any, payable to the Executive hereunder for fiscal year 2003 shall be determined in accordance with Exhibit A hereto; provided however that the Compensation Committee of the Board may, in its sole discretion, increase the amount of the Bonus above the amount determined in accordance with Exhibit A hereto. The basis for determining the Bonus hereunder for any subsequent fiscal year of employment hereunder shall be determined in the same manner as the Bonus for 2003 as set forth in Exhibit A, except that the EBITDA and Debt Paydown minimum, target, and maximum amounts for each relevant year shall be as established by the Compensation Committee of the Board, not later than the 90th day of the relevant year, after consultation with the Executive. For any fiscal year during which the Executive is employed by the Company for less than the entire year, any Bonus shall be payable on a pro rata basis for the period during which the Executive is employed during such fiscal year (based on the number of days in such fiscal year the Executive was so employed divided by 365), as determined in good faith by the Board; provided, however, that in no event will the Executive be entitled to a Bonus for any fiscal year during which the Executive's employment is terminated during the Employment Period other than as provided in Section 5(c) of this Agreement, if applicable.

          (c) Other Benefits. During the Employment Period: (i) the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs of the Company, and shall be entitled to paid vacation, to the same extent and on the same terms and conditions as peer executives; and (ii) the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in, and shall receive all benefits under, all welfare benefit plans, practices, policies and programs provided by the Company (including, to the extent provided, without limitation, medical, prescription, dental, disability, employee life insurance, group life insurance, accidental death and travel accident insurance plans and programs) to the same extent and on the same terms and conditions as peer executives; provided, however, that nothing in this Agreement shall impose on the Company any obligation to offer to the Executive participation in any stock, stock option, restricted stock, bonus or other incentive award, plan, practice, policy or program other than the awards made pursuant to Section 3(b) and the Options granted in accordance with Section 3(e). The term "peer executives" means the President and Senior Vice President in charge of Sales and Marketing of the Company, if such positions exist, and if such positions do not exist, the definition of the term "peer executives" shall be determined by the Board in good faith.

          (d) Expenses. During the Employment Period, the Executive shall be entitled to receive reimbursement for all reasonable travel and other expenses incurred by the Executive in carrying out the Executive's duties under this Agreement, provided that the Executive complies with the policies, practices and procedures of the Company for submission of expense reports, receipts, or similar documentation of such expenses.

          (e) Options. Promptly following the execution of this Agreement, the Executive shall be granted options (the "Options") to purchase 25 shares of common stock of the Company, at an exercise price of $150,000 per share, pursuant to an option agreement substantially in the form attached hereto as Exhibit B.

          4. Termination of Employment. (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. The Company shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Employment Period. "Disability" means that the Executive has been unable, for a period of (i) 180 consecutive days or (ii) an aggregate of 210 days in a period of 365 consecutive days, to perform his duties under this Agreement, as a result of physical or mental illness or injury. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice, and shall be effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), unless the Executive returns to full-time performance of the Executive's duties in accordance with the provisions of Section 2 before such 30th day. In the event of a dispute as to whether Executive has suffered a Disability, the final determination shall be made by a licensed physician selected by the Board of Directors of the Company and acceptable to Executive in Executive's reasonable judgment.

          (b) Not Death or Disability. The Company may terminate the Executive's employment at any time during the Employment Period with or without Cause. The Executive may terminate his employment at any time during the Employment Period for any reason.

          (c) Date of Termination. The "Date of Termination" means the date of the Executive's death, the Disability Effective Date or the date on which the termination of the Executive's employment by the Company, or by the Executive, is effective, as the case may be.

          5. Obligations of the Company Upon Termination. (a) By the Company, Other Than for Death or Disability. If, during the Employment Period, the Company terminates the Executive's employment other than due to the Executive's death or Disability, the Company shall, except as provided in clause (ii) below, pay the amounts described in subparagraph (i) below to the Executive in a lump sum in cash within 30 days after the Date of Termination:

          (i)  The amounts to be paid in a lump sum as described above are:

               (A) The Executive's accrued but unpaid cash compensation (the "Accrued Obligations"), which shall equal the sum of (1) any portion of the Executive's Annual Base Salary through the Date of Termination that has not yet been paid; (2) any Bonus that the Executive has earned for a prior full fiscal year that has ended prior to the Date of Termination but which has not yet been calculated and paid; (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) that has not yet been paid (subject to any applicable provisions of any deferred compensation plan with respect to the payment thereof); and (4) any accrued but unpaid vacation pay; and

               (B) Severance pay equal to the Annual Base Salary; provided, however, that in connection with a termination by the Company other than (1) for Cause or (2) due to the Executive's death or Disability, such severance pay shall be equal to the Annual Base Salary multiplied by the number of years constituting the Post-Termination Restriction Period (as defined in Section
               8(a)(ii)). (For example, if the Company, pursuant to its Restriction Election (as defined in Section 8(a)(ii)), elects a two-year Post-Termination Restriction Period, then severance pay will be equal to two times the Annual Base Salary.)

          (ii) Notwithstanding the foregoing, if the Executive's employment is terminated for Cause, the Executive shall not be entitled to the payments contemplated by clause (i)(B) of this Section 5(a) and the payment to the Executive in connection therewith shall be limited to payment of the Accrued Obligations and the Company shall have no further obligations under this Agreement. For purposes of this Agreement, "Cause" shall mean (1) conviction of the Executive by a court of competent jurisdiction of a felony (excluding felonies under the Motor Vehicle Code); (2) any act of intentional fraud in connection with his duties under this Agreement; (3) any act of gross negligence or wilful misconduct with respect to the Executive's duties under this Agreement; and (4) any act of wilful disobedience in violation of specific reasonable directions of the Board consistent with the Executive's duties.

          (b) Death or Disability. If the Executive's employment is terminated by reason of the Executive's death or Disability during the Employment Period, the Company shall pay the Accrued Obligations to the Executive or the Executive's estate or legal representative, as applicable, in a lump sum in cash within 30 days of the Date of Termination and the Company shall have no further obligations under this Agreement.

          (c) Bonus. If (i) the Executive's employment is terminated during the Employment Period (1) by the Company other than for Cause or (2) by reason of the Executive's death or Disability, or (ii) the Employment Period is not renewed at the expiration thereof (other than for Cause), the Company shall pay to the Executive or the Executive's estate or legal representative, as applicable, an amount equal to the Bonus which the Executive would otherwise have been entitled to receive for the fiscal year in which the Executive's employment is so terminated or not renewed, determined on a pro rata basis for the period during which the Executive is employed during such fiscal year (based on the number of days in such fiscal year the Executive was so employed divided by 365), as determined in good faith by the Board. For purposes of this Section 5(c), the Bonus shall be calculated in accordance with Section 3(b) at the end of the fiscal year to which such Bonus would otherwise have corresponded and shall be paid to the Executive no later than 75th day following the end of the fiscal year to which such Bonus corresponds.

          (d) By the Executive. If the Executive terminates his employment with the Company, the Company shall pay the Accrued Obligations to the Executive in a lump sum in cash within 30 days of the Date of Termination and the Company shall have no further obligations under this Agreement.

          (e) Effect of Employment of Executive by Certain Stock or Asset Purchasers. If all or substantially all of the stock or assets of the Company is sold or otherwise disposed of to a third party not affiliated with the Company, and the Executive is not offered employment on substantially similar terms by the Company or one of its continuing affiliates immediately thereafter, then, for all purposes of this Agreement, the Executive's employment shall be deemed to have been terminated by the Company other than for Cause effective as of the date of such sale or other disposition; provided, however, that the Company shall have no obligations to the Executive under this Section 5 if the Executive is hired or offered employment on substantially similar terms by the purchaser of the stock or assets of the Company or if the Executive's employment is continued by the Company.

          6. Full Settlement. The Company's obligations to make the payments provided for in, and otherwise to perform its obligations under, this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced, regardless of whether the Executive obtains other employment.

          7. Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any company affiliated with the Company and its respective businesses that the Executive obtains during the Executive's employment by the Company (whether before, during or after the Employment Term) and that is not public knowledge (other than as a result of the Executive's violation of this Section 7) ("Confidential Information"). The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except with the prior written consent of the Company or as otherwise required by law.

          8. Noncompetition; Nonsolicitation. (a) (i) During the Employment Period and during the three-year period (subject to Section 8(a)(ii)) following any termination of the Executive's employment with the Company and any of its affiliates, including due to expiration of the Employment Period (the "Restriction Period"), the Executive shall not directly or indirectly participate in or permit his name directly or indirectly to be used by or become associated with (including as an advisor, representative, agent, promoter, independent contractor, provider of personal services or otherwise) any person, corporation, partnership, firm, association or other enterprise or entity (a "person") that is, or intends to be, engaged in any business which is in competition with any business of the Company, or any of its subsidiaries or controlled affiliates in any country in which the Company or any of its subsidiaries or controlled affiliates operate, compete or are engaged in such business or at such time intend so to operate, compete or become engaged in such business (a "Competitor"). For purposes of this Agreement, the term
"participate" includes any direct or indirect interest, whether as an officer, director, employee, partner, sole proprietor, trustee, beneficiary, agent, representative, independent contractor, consultant, advisor, provider of personal services, creditor, or owner (other than by ownership of less than five percent of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or in an over-the-counter market).

          (ii) In the event the Employment Period is terminated by the Company other than (1) for Cause or (2) due to the Executive's death or Disability, the Company shall elect (a "Restriction Election"), in its sole and absolute discretion (subject to the provisions of Section 5(a)(i)(B)), to limit the remainder of the Restriction Period following such termination to a one, two or three-year period (the "Post-Termination Restriction Period"). If no Restriction Election is made, the Company shall be deemed to have elected a three-year Post-Termination Restriction Period.

          (b) During the portion of the Restriction Period following any termination of the Executive's employment with the Company and any of its affiliates, the Executive shall not, directly or indirectly, encourage or solicit, or assist any other person or firm in encouraging or soliciting, any person that during the three-year period preceding such termination of the Executive's employment with the Company is or was engaged in a business relationship with the Company, any of its subsidiaries or controlled affiliates to terminate its relationship with the Company or any of its subsidiaries or controlled affiliates or to engage in a business relationship with a Competitor.

          (c) During the portion of the Restriction Period following any termination of the Executive's employment with the Company and any of its affiliates, the Executive will not, except with the prior written consent of the Company, directly or indirectly, induce any employee of the Company, or any of its subsidiaries or controlled affiliates to terminate employment with such entity, and will not, directly or indirectly, either individually or as owner, agent, employee, consultant or otherwise, employ, offer employment or cause employment to be offered to any person (including employment as an independent contractor) who is or was employed by the Company or any of its respective subsidiaries or controlled affiliates unless such person shall have ceased to be employed by such entity for a period of at least twelve months. For purposes of this Section 8(c), "employment" shall be deemed to include rendering services as an independent contractor and "employees" shall be deemed to include independent contractors.

          (d) Promptly following the Executive's termination of employment, including due to expiration of the Employment Period, the Executive shall return to the Company all property of the Company and its respective subsidiaries and affiliates, and all copies thereof, in the Executive's possession or under his control, including, without limitation, all Confidential Information in whatever media such Confidential Information is maintained.

          (e) The Executive acknowledges and agrees that the Restriction Period and the covenants and obligations of the Executive in Section 7 and this Section 8 with respect to non-competition, nonsolicitation and confidentiality and with respect to the property of the Company and its subsidiaries and controlled affiliates, and the territories covered thereby, are fair and reasonable and the result of negotiation. The Executive further acknowledges and agrees that the covenants and obligations of the Executive in Section 7 and this Section 8 with respect to noncompetition, nonsolicitation and confidentiality and with respect to the property of the Company and its subsidiaries and controlled affiliates, and the territories covered thereby, relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause the Company and its subsidiaries and affiliates irreparable injury for which adequate remedies are not available at law. Therefore, the Executive agrees that the Company shall be entitled to an injunction, restraining order or such other equitable relief as a court of competent jurisdiction may deem necessary or appropriate to restrain the Executive from committing any violation of such covenants and obligations. These injunctive remedies are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity. If, at the time of enforcement of Section 7 and/or this Section 8, a court holds that any of the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope, and/or geographical area legally permissible under such circumstances will be substituted for the period, scope and/or area stated herein.

          9. Successors. (a) This Agreement is personal to the Executive and shall not be assignable by the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives and heirs and successors.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          10.  Miscellaneous.  (a) This  Agreement  shall be  governed  by,  and construed in accordance with, the laws of the State of New York, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective heirs, successors and legal representatives.

          (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by overnight courier or by registered or certified mail, return receipt requested, postage prepaid, or by facsimile (with receipt confirmation), addressed as follows:

          If to the Executive:

                   Gerald C. Rittenberg
                   18 Carey Drive
                   Bedford, NY  10506
                   Fax no.:

          If to the Company:

                   Amscan Holdings, Inc.
                   80 Grasslands Road
                   Elmsford, NY  10523
                   Attention:  Corporate Secretary
                   Fax no.: (914) 345-2056
or to such other address as either party furnishes to the other in writing in accordance with this Section 10(b). Notices and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

          (e) Any party's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

          (f) The Executive acknowledges that this Agreement, together with the Exhibits hereto (and the other agreements referred to herein and therein), supersedes all other agreements and understandings, both written and oral, between the Executive and the Company with respect to the subject matter hereof, including, without limitation, the Prior Employment Agreement, except that
Section 4 of the Prior Employment Agreement shall continue in full force and effect and shall not be superseded and replaced by this Agreement.

          (g) This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall together constitute one and the same instrument.

          IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.


                                          AMSCAN HOLDINGS, INC.



                                          By:    /s/JAMES M. HARRISON
                                              -----------------------------
                                              Name:
                                              Title:



                                              /s/ GERALD C. RITTENTERG
                                          ---------------------------------
                                          Gerald C. Rittenberg

                                    EXHIBIT A
                           DETERMINATION OF 2003 BONUS


          1. The minimum, target and maximum amounts of the 2003 Bonus shall be $450,000, $722,000 and $994,000, respectively.

          2. (a) Fifty percent of the 2003 Bonus (the "EBITDA Bonus") shall be determined based upon the Company's EBITDA for 2003 (as defined below) as against the following targets, with amounts between those shown interpolated on a straight-line basis:



                 Minimum                              Target                             Maximum
                 -------                              ------                             -------
EBITDA .......   $ 67,917    $ 71,309    $ 74,702    $ 78,094    $ 81,486    $ 84,879    $ 88,271
($mms)
% Target Bonus       62.3%       74.9%       87.4%      100.0%      112.6%      125.1%      137.7%

EBITDA Bonus     $225,000    $270,333    $315,667    $361,000    $406,333    $451,666    $497,000

          (b) If the minimum EBITDA shown above is not achieved, the EBITDA Bonus shall be zero. In no event shall the EBITDA Bonus exceed $497,000.

          (c) The Company's EBITDA for 2003 shall mean its Consolidated Adjusted EBITDA (as defined in the Second Amended and Restated Credit and Guaranty
Agreement, dated as of December 20, 2002, by and among the Company, certain subsidiaries of the Company, the Lenders party thereto from time to time, Goldman Sachs Credit Partners L.P., as Sole Lead Arranger, Sole Bookrunner and Syndication Agent, General Electric Capital Corporation, as Administrative Agent and as Collateral Agent, and Fleet National Bank, as Documentation Agent, as it may be amended from time to time (the "Credit Agreement")) for fiscal year 2003.

          3. (a) The remaining fifty percent of the 2003 Bonus (the "Debt Reduction Bonus") shall be determined based upon the Company's Debt Reduction (as defined below) as against the following targets, with amounts between those shown interpolated on a straight-line basis:


                 Minimum                              Target                             Maximum
                 -------                              ------                             -------
Debt Reduction   $ 22,945    $ 24,997    $ 27,050    $ 29,102    $ 31,154    $ 33,207    $ 35,259
($mms)
% Target Bonus       62.3%       74.9%       87.4%      100.0%      112.6%      125.1%      137.7%

Debt Reduction   $225,000    $270,333    $315,667    $361,000    $406,333    $451,666    $497,000
Bonus

          (b) If the minimum Debt Reduction shown above is not achieved, the Debt Reduction Bonus shall be zero. In no event shall the Debt Reduction Bonus exceed $497,000.

          (c) The Company's Debt Reduction for 2003 shall mean the aggregate decrease, if any, of the Indebtedness (as defined in the Credit Agreement) of the Company and its consolidated subsidiaries as of the end of fiscal year 2003 from as of the end of fiscal year 2002; provided, that for purposes of the definition of "Indebtedness," short-term account and trade payables of the Company and its subsidiaries ("Payables") shall be deemed to be an amount equal to the product of (a) 57 and (b) the cost of sales for fiscal year 2003 divided by 365 (the "Payable Amount"); provided that if the Board of Directors determines in its sole discretion that an increase or decrease of the Payable Amount is warranted due to circumstances which have caused such Payables to be significantly above or below the product of the number of accounts payable days and the average daily cost of sales for a fiscal year which they have historically represented, then the Payable Amount shall be such other amount as the Board of Directors so determines. For purposes of the foregoing, any Payables or other financial measures for a particular fiscal year shall be as reflected in the audited financial statements of the Company for such fiscal year; provided that cost of sales shall be determined on a basis consistent with "cost of sales" as reflected in the audited financial statements of the Company for fiscal year 2002.

                                    EXHIBIT B

                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT ("Agreement") dated as of June ___, 2003 by and between Amscan Holdings, Inc., a Delaware corporation (the "Company"), and Gerald C. Rittenberg (the "Employee").

     WHEREAS, pursuant to the Amscan Holdings, Inc. 1997 Stock Incentive Plan, as amended (the "Plan"), the Committee (as defined in the Plan) has decided to award stock options on the terms and conditions set forth is this Agreement.

     NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1.   Definitions.
     -----------

     As used in this Agreement, the following terms shall have the meanings ascribed to them below. Any capitalized term used in this Agreement and not defined herein shall have the meaning ascribed to it in the Plan.

     "Acquisition" shall have the meaning set forth in Section 5.3.

     "Common Stock" shall mean the Common Stock, par value $0.10 per share, of the Company, subject to adjustment pursuant to the third paragraph of Section 3 of the Plan, under certain circumstances.

     "Exercise Price" shall have the meaning set forth in Section 2.2.

     "Grant Date" shall have the meaning set forth in Section 2.1.

     "Options" shall have the meaning set forth in Section 2.1.

     "Stockholders' Agreement" shall mean the Stockholders' Agreement, dated as of December 19, 1997, as amended, by and among the Company and certain stockholders and employees of the Company that are signatories thereto.

     In addition, certain other terms used herein have definitions otherwise ascribed to them herein.

2.   Grant and Terms of Options.
     --------------------------

     2.1. Grant of Options. The Company hereby grants to the Employee as of June ___, 2003 (the "Grant Date") 25 Nonqualified Stock Options (the "Options") to purchase one share of Common Stock per Option on the terms and conditions set forth below, and in reliance upon the representations and covenants of the Employee set forth below. Unless sooner exercised or forfeited as provided for in the Plan or this Agreement, the Options shall expire on the third anniversary of the Grant Date.

     2.2. Exercise Price. The exercise price of the Options is $150,000 per share of Common Stock subject thereto (the "Exercise Price").

     2.3. Exercisability. The Options shall vest and become exercisable upon the first to occur, during the Executive's Employment, of the following events: (i) an IPO; (ii) a Change of Control; and (iii) the expiration of two and one-half years from the Grant Date. Options that have become exercisable shall remain exercisable until they terminate as set forth in this Agreement or the Plan.

3.   Plan Shares.
     -----------

     3.1. Transferability of Plan Shares and Option. The Employee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber any Plan Shares or Options, except as provided in the Plan or, in the case of Plan Shares, as provided in Sections 2.3, 2.4 and 2.5 of the Stockholders' Agreement. Any transfer of Plan Shares otherwise permitted pursuant to this Agreement shall remain subject to the terms of the Stockholders' Agreement, and shall not be permitted other than in accordance with the terms thereof, notwithstanding any provision of this Agreement that would otherwise permit such transfer.

4.   Employee's Representations, Warranties and Agreements.
     -----------------------------------------------------

     4.1. The Employee hereby makes to the Company in connection with the grant of the Options, and shall make to the Company in connection with the exercise of any Options and any investment in any Plan Shares, the following representations, warranties and agreements:

          4.1.1 Investment Intention; No Resales. The Employee represents and warrants that such Employee is acquiring the Options or Plan Shares, as applicable, for investment purposes only, solely for his own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof or with any present intention of distributing or reselling any Options or Plan Shares, except for such distributions and dispositions as are both explicitly permitted under this Agreement and the Stockholders' Agreement and effected in compliance with the Securities Act, and the rules and regulations thereunder, and all applicable state securities or "blue sky" laws. The Employee agrees and acknowledges that such Employee will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any Options or Plan Shares, or solicit any offers to purchase or otherwise acquire or take a pledge of any Options or Plan Shares, other than transfers, sales, assignments, pledges, hypothecations or other dispositions explicitly permitted by this Agreement and the Stockholders' Agreement and provided that (x) any such transfer, sale, assignment, pledge, hypothecation or other disposition is in accordance with the terms and provisions of this Agreement and the Stockholders' Agreement and (y) (i) the transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to an effective registration statement under the Securities Act and has been registered under all applicable state securities or "blue sky" laws, or (ii) the Employee shall have furnished the Company with an opinion of counsel (which counsel and the form and substance of which opinion shall be reasonably satisfactory to the Company), to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and the rules and regulations in effect thereunder and under all applicable state securities or "blue sky" laws.

          4.1.2 Stock Unregistered. The Employee acknowledges and represents that such Employee has been advised that (i) the Options have not been registered, and the Plan Shares, upon issuance, will not have been registered, under the Securities Act; (ii) the Plan Shares must be held for an indefinite period and such Employee must continue to bear the economic risk of the investment in the Plan Shares unless it is subsequently registered under the Securities Act or an exemption from such registration is available; (iii) there is no, and it is not anticipated that there will be any, public market for the Options or the Plan Shares; (iv) Rule 144 promulgated under the Securities Act ("Rule 144") will not be available with respect to the sales of any securities of the Company, and the Company has made no covenant to make such Rule 144 available; (v) if and when the Options or Plan Shares may be disposed of without registration in reliance on Rule 144, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule 144 and, in any event, any such disposition must be in accordance with both this Agreement and the Stockholders' Agreement; (vi) if the Rule 144 exemption is not available, public offer or sale without registration will require the availability of an exemption under the Securities Act; (vii) a restrictive legend or legends as provided for in the Stockholders' Agreement shall be placed on the certificates representing the Plan Shares; (viii) the Stockholders' Agreement restricts the sale or transfer of shares of any Options or Plan Shares other than at specified times and under specified circumstances; and (ix) a notation shall be made in the appropriate records of the Company indicating that the Options or Plan Shares are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions may be issued to such transfer agent with respect to the Options or Plan Shares.

          4.1.3 Additional Investment Representations. The Employee represents and warrants that (i) the Employee's financial situation is such that the Employee can afford to bear the economic risk of holding the Options or Plan Shares, as applicable, for an indefinite period of time and suffer complete loss of the Employee's investment in the Options or Plan Shares, as applicable; (ii) the Employee's knowledge and experience in financial and business matters (and, in particular, with respect to the Company) are such that the Employee is capable of evaluating the merits and risks of the Employee's investment in the Options or Plan Shares, as applicable; (iii) the Employee understands that the Options or Plan Shares, as applicable, are a speculative investment which involves a high degree of risk of loss of the Employee's investment therein, that there are substantial restrictions on the transferability of the Options or Plan Shares, as applicable, and that on the date of this Agreement and for an indefinite period following such date there will be no public market for the Options or Plan Shares, as applicable, and, accordingly, it may not be possible to liquidate the Employee's investment in the Company at all, including in case of emergency; (iv) the Employee and the Employee's representatives, including the Employee's professional, tax and other advisors, have carefully reviewed the financial and other information with respect to the Company, and its subsidiaries supplied to them and the Employee understands and has taken cognizance of (or has been advised by the Employee's representatives as to) all the risks related to an investment in the Options or Plan

Shares, as applicable; (v) in making the Employee's decision to invest in the Options or Plan Shares, as applicable, hereunder, the Employee has relied upon independent investigations made by the Employee and, to the extent believed by the Employee to be appropriate, the Employee's representatives, including the Employee's own professional, tax and other advisors; (vi) the Employee and the Employee's representatives have received and read this Agreement, the Plan and the Stockholders' Agreement and all other documents related to and executed or to be executed in connection with the transactions contemplated hereby and thereby, and have been given the opportunity to examine for a reasonable time prior to the date hereof all documents and to ask questions of, and to receive answers from, the Company and their respective representatives concerning the terms and conditions of the investment in the Options or Plan Shares, as applicable, and to obtain any additional information which the Company and its subsidiaries possess or can acquire without unreasonable effort or expense, necessary to verify the accuracy of the information supplied to it, and the Employee and the Employee's representatives have received all additional information requested by them, and no representations have been made to the Employee or such representatives concerning the Options or Plan Shares, their respective affiliates, their businesses or prospects or other matters; and (vii) the Employee is an officer of the Company holding the position of Chief Executive Officer as of the date hereof, is familiar with the operations and businesses of the Company, has access to all material financial and other information available from the Company, and has significant business experience in the party goods or similar business and, in any such case, expects to be an officer of the Company.

     4.2. Additional Representations. In addition, in connection with the exercise of any Options, the Employee shall make to the Company, in writing, such other representations, warranties and agreements in connection with such exercise and investment in shares of Common Stock as the Committee shall reasonably request.

5.   Successors.
     ----------

    5.1. This Agreement is personal to the Employee and, without the prior written consent of the Company, shall not be assignable by the Employee otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order (as defined in the Code) or
(iii) pursuant to a gift to the Employee's spouse, children, grandchildren or other living descendants, whether directly or indirectly or by means of a trust, partnership, limited liability company or otherwise. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives and heirs.

     5.2. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

     5.3. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise (an "Acquisition")) to all or substantially all of the business and/or assets of the Company expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place (or by substituting for such Options new options, based upon the stock of such successor, having an aggregate spread between the fair market value of the underlying stock and the exercise price thereof, and the same term, immediately after such substitution, equal to the spread on, and the term of, such Options immediately before such substitution), and the Employee hereby agrees to such assumption (or substitution); provided, however, that the Company or such successor may, at its option, at the time of or promptly after such Acquisition, terminate all of its obligations hereunder with respect to the Options and the underlying shares by paying to the Employee or the Employee's successors or assigns an amount equal to the product of (i) the number of Options and (ii) the Fair Market Value per share of the shares underlying such Options at the time of such Acquisition less the amount of such Options' exercise price (but not in excess of such Fair Market Value per share), in either case, in exchange for the Employee's Options. As used in this Agreement, the "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

6. Miscellaneous.

     6.1. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     6.2. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, or by facsimile (with receipt confirmation), addressed if to the Employee, at the address or facsimile number set forth on the signature page hereto, and if to the Company:
Amscan Holdings,  Inc., 80 Grasslands Road, Elmsford, New York 10523, Attention:
Secretary, facsimile number 914-345-2056, or to such other addresses as either party furnishes to the other in writing in accordance with this Section 6.2. Notices and communications shall be effective when actually received by the addressee.

     6.3. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     6.4. No later than the date as of which an amount first becomes includible in the gross income of the Employee for federal income tax purposes with respect to any Options, the Employee shall pay to the Company, or if appropriate, any of its Affiliates, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If approved by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Employee. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

     6.5. The Employee's or the Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

     6.6. The Options are granted pursuant to the Plan, which is incorporated herein by reference, and the Options shall, except as otherwise expressly provided herein, be governed by the terms thereof. The Employee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The Employee and the Company each acknowledges that this Agreement (together with the Stockholders' Agreement, the Plan and the other agreements referred to herein and therein) constitutes the entire agreement and supersedes all other agreements and understandings, both written and oral, among the parties or either of them, with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       AMSCAN HOLDINGS, INC.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                      EMPLOYEE:



                                      -----------------------------------------
                                          Name:
                                          Title:


                                          Facsimile Number: